EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed by Shore Bancshares, Inc. on Form S-8 (File Nos. 333-64319, 333-105159 and 333-134955) and on Form S-3 (File Nos. 333-143002 and 333-167762) of our reports dated March 13, 2015 with respect to the consolidated financial statements of Shore Bancshares, Inc. and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K of Shore Bancshares, Inc. for the year ended December 31, 2014.

Baltimore, Maryland
March 13, 2015